AMENDMENT NO. 1
TO INVESTOR REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO INVESTOR REGISTRATION RIGHTS AGREEMENT (this “Amendment”), is made effective as of July 2, 2007 (the “Effective Date”), by and between Cornell Capital Partners, L.P. (“Investor”); and Tech Laboratories, Inc., a corporation continued under the laws of the state of New Jersey (the “Company”), with reference to the following recitals:

A. Investor and the Company entered into that certain Investor Registration Rights Agreement, dated April 20, 2007 (the “Master Agreement”).

B. Contemporaneously with the execution of this Amendment, Investor and Company are entering into a securities purchase agreement (the “SPA”) pursuant to which the Company shall issue and sell to the Investors additional secured convertible debentures (the “Additional Convertible Debentures”) which shall be convertible into that number of shares (the “Additional Conversion Shares”) of the Company’s Common Stock. And additional warrants (the “Additional Warrants”) which shall be exercisable into that number of shares (the “Additional Warrant Shares”) of the Company’s Common Stock

C. To induce the Investor to execute and deliver the SPA, the Company has agreed to amend the Master Agreement to provide certain registration rights by including the Additional Conversion Shares and the Additional Warrants Shares as part of the “Registrable Securities” under the Master Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

1. Registable Securities. The Definition of “Registrable Securities” in Section 1(c) of the Master Agreement shall be deleted in its entirety and replaced with the following:

“Registrable Securities” means all of (i) the Conversion Shares and the Additional Conversion Shares issuable upon conversion of the Convertible Debentures and the Additional Convertible Debentures, (ii) the Warrant Shares and the Additional Warrant Shares issued or issuable upon exercise of the Warrants or the Additional Warrants, (iii) any additional shares issuable in connection with any anti-dilution provisions in the Warrants, Additional Warrants or the Convertible Debentures or Additional Convertible Debentures (without giving effect to any limitations on exercise set forth in the Warrants or Convertible Debentures) and (iv) any shares of Common Stock issued or issuable with respect to the Conversion Shares, Additional Conversion Shares, the Convertible Debentures, the Additional Convertible Debentures, the Warrant Shares, the Additional Warrant Shares, the Warrants, or the Additional Warrants as a result of any stock split, dividend or other distribution, recapitalization or similar event or otherwise, without regard to any limitations on the conversion of the Convertible Debentures, Additional Convertible Debentures, or exercise of the Warrants, or Additional Warrants.

2. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Master Agreement, and if not defined in the Master Agreement shall have the meaning ascribed to them in the Operating Agreement.

3. Non-Impairment. Except as expressly modified herein, the Master Agreement shall continue in full force and effect, and the parties hereby reinstate and reaffirm the Master Agreement as modified herein.

4. Inconsistencies. In the event of any inconsistency, ambiguity or conflict between the terms and provisions of this Amendment and the terms and provisions of the Master Agreement, the terms and provisions of this Amendment shall control.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed will be deemed an original and all of which, taken together, well be deemed to be one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

INVESTOR:	COMPANY:
CORNELL CAPITAL PARTNERS, L.P.	TECH LABORATORIES INC.

By: Yorkville Advisors, LLC	By:	/s/ John King
Its: Investment Manager		Name: John King
Title: Chief Executive Officer
By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager